Exhibit 10.3 (a)
                                                                ----------------


--------------------------------------------------------------------------------



                        WINDSYSTEM MANAGEMENT AGREEMENT
                        -------------------------------

                                 By and Between

                  ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-A,
                        a California Limited Partnership

                                      and

                              ZOND SYSTEMS, INC.,
                            a California corporation

                                  dated as of

                               September 9, 1985



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

Section                             Heading                                 Page
-------                             -------                                 ----

1.      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.      AGENCY AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.1       Exclusive Agency. . . . . . . . . . . . . . . . . . . . . . . . .   3
2.2       Independent Contractor Status . . . . . . . . . . . . . . . . . .   3

3.      TERM OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .   4

4.      DUTIES AND RESPONSIBILITIES OF ZOND . . . . . . . . . . . . . . . .   4
4.1       Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . .   4
4.2       Certain Management Duties . . . . . . . . . . . . . . . . . . . .   4
4.3       Other Activities. . . . . . . . . . . . . . . . . . . . . . . . .   6

5.      COMPENSATION OF ZOND AND
          CERTAIN REIMBURSEMENTS. . . . . . . . . . . . . . . . . . . . . .   6
5.1       Management Fee. . . . . . . . . . . . . . . . . . . . . . . . . .   6
5.2       Incentive Management Fee. . . . . . . . . . . . . . . . . . . . .   6
5.3       Expense Reimbursements. . . . . . . . . . . . . . . . . . . . . .   7

6.      BOOKS AND RECORDS, AUDITS,
          REPORTS AND ACCOUNTINGS . . . . . . . . . . . . . . . . . . . . .   7
6.1       Books and Records . . . . . . . . . . . . . . . . . . . . . . . .   7
6.2       Inspections and Audits. . . . . . . . . . . . . . . . . . . . . .   8
6.3       Reports and Accountings . . . . . . . . . . . . . . . . . . . . .   8

7.      INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .   8

8.      TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . .   8
8.1       Termination for Cause . . . . . . . . . . . . . . . . . . . . . .   8
8.2       Other Events of Termination . . . . . . . . . . . . . . . . . . .   9
8.3       Procedures Upon Termination . . . . . . . . . . . . . . . . . . .   9
8.4       Non-Waiver of Rights. . . . . . . . . . . . . . . . . . . . . . .  10

9.      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
9.1       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
9.2       Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . .  11
9.3       Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
9.4       Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
9.5       Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .  11
9.6       Further Assurances. . . . . . . . . . . . . . . . . . . . . . . .  11



                                      (i)

                           TABLE OF CONTENTS (Con't)
                           -------------------------

Section                             Heading                                 Page
-------                             -------                                 ----

9.7       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  12
9.8       Characterization of Agreement . . . . . . . . . . . . . . . . . .  12
9.9       Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . .  12
9.10      Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . .  12
9.11      Headings and References . . . . . . . . . . . . . . . . . . . . .  12
9.12      Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
9.13      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  13



                                      (ii)

                        WINDSYSTEM MANAGEMENT AGREEMENT
                        -------------------------------

     THIS WINDSYSTEM MANAGEMENT AGREEMENT ("Agreement") is made by and between ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-A, a California Limited Partnership (the "Partnership"), and Z0ND SYSTEMS, INC., a California corporation ("Zond") as of this 9th day of September, 1985.

     WHEREAS, the Partnership desires to retain Zond to manage and operate the Turbines constructed on the Operating Site for the Partnership by Zond Construction Corporation III ("ZCC III") pursuant to the Windsystem Construction Agreement between ZCC III and the Partnership.

     NOW, THEREFORE, the Partnership and Zond agree as follows:

1.   DEFINITIONS
     -----------

     As used in the Agreement, the following terms shall have the following designated meanings:

     1.1 "Affiliate" shall mean (a) any person, firm or entity directly or
          ---------
indirectly controlling, controlled by or under common control with another person, firm or entity, (b) any person, firm or entity owning or controlling 10% or more of the outstanding voting securities of such other person, firm or entity, (c) any officer, director or partner of such firm or entity and (d) if such other firm or entity is an officer, director or partner, any entity for which such firm or entity acts in any such capacity.

     1.2 "Agreement" shall mean this Windsystem Management Agreement.
          ---------

     1.3 "Effective Date" shall mean the date upon which the Turbines are
          --------------
purchased by the Partnership pursuant to the Windsystem Construction Agreement defined below.

     1.4 "Gross Operating Proceeds" shall mean all gross receipts from the
          ------------------------
sale of electricity generated by the Turbines and all amounts paid in lieu of receipts from the sale of electricity (including without limitation any proceeds of systems performance or wind resource insurance, casualty loss and business interruption insurance paid in reimbursement of lost revenues and warranty payments in reimbursement of lost revenues), calculated without offset or other deductions of any nature (except for such amounts as may be required to be refunded by the Partnership to SCE).

     1.5 "Infrastructural Facilities" shall mean the infrastructural
          --------------------------
improvements to be constructed at the Operating Site by ZCC III and utilized by the Partnership in connection with its ownership and operation of the Turbines, which shall include (i) items directly owned by the Partnership, such as the concrete pads to which each Turbine owned by the Partnership is affixed, the insulated wire cables connecting each such Turbine to an intermediate step-up transformer, certain of such intermediate step-up transformers, a 3OMW power substation, and security fencing; (ii) items owned by ZCC III and made available to the Partnership under the Wind Park Easement Agreement, including the Primary Roads and Secondary Roads, as defined in, and as required to be constructed by Zond pursuant to, the Construction Agreement between Zond and ZCC III; and (iii) items owned by Zond and made available to the Partnership and Zond Windsystem Partners, Ltd. Series 85-B under the Power Transfer Facilities Agreement, such as the 66 KV power transfer line and the equipment interconnecting such 66 KV power transfer line to the power grid owned by SCE proximate to the Operating Site.

     1.6 "Operating Site" shall have the same meaning as in the Windsystem
          --------------
Construction Agreement defined below.

     1.7 "Partnership" shall mean Zond Windsystem Partners, Ltd. Series 85-A, a
          -----------
California Limited Partnership.

     1.8 "Power Agreement" shall mean those certain several Power Purchase
          ---------------
Contracts between SCE and Zond which were assigned by Zond to the Partnership pursuant to the Assignment of Power Purchase Contracts.

     1.9 "Power Transfer Facilities Agreement" shall mean that certain agreement
          -----------------------------------
among Zond, the Partnership and Zond Windsystem Partners, Ltd. Series 85-B pursuant to which Zond will make available to the Partnership and Zond Windsystem Partners, Ltd. series 85-B the 66KV power transfer line and the equipment interconnecting such 66KV power transfer line to the power grid owned by SCE proximate to the Operating Site.

     1.10 "SCE" shall mean Southern California Edison Company, a California
           ---
public utility.

     1.11 "Turbines" shall have the same meaning as in the Windsystem
           --------
Construction Agreement defined below.

     1.12 "Vestas" shall mean Vestas Energy A/S, a Danish corporation.
           ------

     1.13 "VNA" shall mean Vestas North America Limited, a California
           ---
corporation.

     1.14 "Wind Park Easement Agreement" shall mean the Wind Park Easement
           ----------------------------
Agreement between ZCC III and the Partnership.

     1.15 "Wind Power Generating Facility Warranty Agreement" shal1 mean that
           -------------------------------------------------
certain Wind Power Generating Facility Warranty Agreement between Vestas and the purchaser designated in accordance with the provisions of Section 5.2 thereof and acknowledged by VNA, a copy of which is attached as Exhibit C to the Wind Turbine Generator Purchase Agreement.

     1.16 "Windsystem Construction Agreement" shall mean the Windsystem
           ---------------------------------
Construction Agreement between ZCC III and the Partnership.

     1.17 "Windsystem Insurance" shall mean the insurance coverages described in
           --------------------
the Confidential Private Placement Memorandum of the Partnership.

     1.18 "Wind Turbine Generator Purchase Agreement" shall mean that certain
           -----------------------------------------
1985 Wind Turbine Generator Purchase Agreement by and between VNA and Zond.

     1.19 "ZCC III" shall mean Zond Construction Corporation III, a California
           -------
corporation, and a wholly owned subsidiary of Zond.

     1.20 "Zond" shall mean Zond Systems, Inc., a California corporation.
           ----

2.   AGENCY AGREEMENT
     ----------------

     2.1  Exclusive Agency
          ----------------

          From and after the Effective Date, and during the term of this Agreement, the Partnership appoints Zond as the sole and exclusive agent of the Partnership with respect to the operation, management, maintenance, and repair of the Turbines and the Infrastructural Facilities. Zond hereby accepts such appointment and agrees to manage the Turbines and the Infrastructural Facilities for the Partnership in accordance with the terms of this Agreement.

     2.2 Independent Contractor Status
         -----------------------------

         The Partnership acknowledges that Zond, in performing its duties hereunder, is acting as an independent contractor and except as otherwise expressly provided by this Agreement, the Partnership shall have no right to control the conduct of Zond or its personnel in the proper performance of the duties of Zond under this Agreement. Zond acknowledges that the Partnership is the owner of the Turbines and of certain parts of the Infrastructural Facilities (certain other parts of which are owned by ZCC III and made available to the Partnership under the Wind Park Easement Agreement or which are owned by Zond and made available to the Partnership and Zond Windsystem Partners, Ltd.

Series 85-B under the Power Transfer Facilities Agreement) and, as such, is entitled to control the Turbines and the Infrastructural Facilities and their use, subject to the provisions of this Agreement, the Wind Park Easement Agreement, the Wind Park Easement Agreement between Zond Windsystem Partners, Ltd. Series 85-B and ZCC III and the Power Transfer Facilities Agreement. Except to the extent of Zond's indemnity as set forth in Section 7, the Partnership will bear all risk of loss or damage to the Turbines.

3.   TERM OF AGREEMENT
     -----------------

     Unless sooner terminated as set forth in Section 8, the term of this Agreement shall commence on the date hereof" and terminate an December 31, 2005.

4.   DUTIES AND RESPONSIBILITIES OF ZOND
     -----------------------------------

     4.1  Due Diligence
          -------------

          The duties and obligations which Zond is to discharge to the Partnership hereunder are set forth in Sections 2.1, 4.2, 4.3, 6.1 through 6.3, inclusive, 7, 8.3, 8.4, 9.2, 9.4 and 9.6 hereof. Zond shall exercise due diligence in performing all of such duties and obligations assigned to it under this Agreement and shall not be liable to the Partnership or to any other person for the performance of any duties or obligations relating to the management, operation, maintenance and repair of the Turbines or of the Infrastructural Facilities, other than as specified in the aforementioned Sections.

     4.2  Certain Management Duties
          -------------------------

          Zond is hereby authorized and empowered by the Partnership, from and after the Effective Date, and agrees with the Partnership and for its benefit:

          4.2.1 SCE and Other Purchasers.  To represent the Partnership in its
                ------------------------
dealings with SCE in connection with the Power Agreement and with such other agreements and documents as may be required by SCE allowing and/or obligating the Partnership to sell electricity produced by the Turbines to SCE and to represent the Partnership in its dealings with any other purchasers of electricity; provided, however, that any amendments or revisions to the Power Agreement or the negotiation and execution of a new agreement for the sale of power and any amendments thereto must be approved by the general partner or general partners of the Partnership.

          4.2.2 Personnel. To hire and supervise operating and maintenance
                ---------
personnel, security guards and such other a deems in its judgment are desirable or necessary in connection with the operation, maintenance and repair of the Turbines and the Infrastructural Facilities.

          4.2.3 Operation and Maintenance. To cause the Turbines and the
                -------------------------
Infrastructural Facilities to be operated, and maintained in good condition and repair, in accordance with, the Power Agreement, applicable law and, with respect to the Turbines, in accordance with the published maintenance manual and standard maintenance practices of Vestas, the manufacturer of the Turbines, as such manual may from time to time be amended during the term of this Agreement.

          4.2.4 Government Actions. To take such action as may be necessary to
                ------------------
comply promptly with any orders or requirements affecting the Turbines and the Infrastructural Facilities imposed by any Federal, state or local government having jurisdiction over the Turbines and the Infrastructural Facilities, unless the Partnership instructs it to the contrary in writing. Zond shall give written notice of any such order or requirement promptly upon its receipt thereof and the Partnership similarly shall give prompt written notice to Zond of any such order or notice received by the Partnership.

          4.2.5 Damage to the Turbines or the Infrastructural Facilities. To
                --------------------------------------------------------
Promptly investigate all accidents or damage relating to the ownership, operation or maintenance of the Turbines and the Infrastructural Facilities, including any damage or destruction of the Turbines or the Infrastructural Facilities and the estimated cost of repair, and to cooperate with and make any reports required by any insurer or lender to the Partnership (or any person having an interest in the Partnership's property) in connection therewith.

          4.2.6 Warranty and Insurance Claims. To monitor, supervise and assist
                -----------------------------
the Partnership in the enforcement of any and all warranty and insurance claims associated with the Turbines or the Infrastructural Facilities or with any component parts thereof.

          4.2.7 Other Services. To maximize the production of electric power
                --------------
from the Turbines and to perform such other services incidental to the operation of the Turbines as it, in its reasonable judgment, may deem to be reasonably necessary.

          4.2.8 Competitive Prices. To use its best efforts to ensure that all
                ------------------
costs and expenses incurred by the Partnership in connection with the operation, management, maintenance and repair of the Turbines and the Infrastructural Facilities are, in its reasonable judgment, reasonable and competitive with those which would prevail in dealings with unaffiliated third parties.

          4.2.9 Cooperation with Lenders. Except as otherwise directed by the
                ------------------------
Partnership, to provide such reports and information and to take such other actions as may be reasonably requested by lenders to the Partnership (or any other person having an interest in the Partnership's property) in accordance with such agreements as the Partnership may enter into with such lenders or other persons.

     4.3  Other Activities
          ----------------

          The Partnership acknowledges that Zond and its affiliates are involved in other activities, including the operation and management of wind turbine generating systems other than the Turbines and the Infrastructural Facilities owned by the Partnership. Zond agrees with the Partnership that it shall devote as much time to the operation, management, maintenance and repair of the Turbines and the Infrastructural Facilities as shall be reasonably required for the efficient operation thereof and the performance of its duties and responsibilities under this Agreement.

5.   COMPENSATION OF ZOND AND
     CERTAIN REIMBURSEMENTS

     5.1  Management Fee
          --------------

          As compensation for the services rendered by Zond to the Partnership hereunder, the Partnership agrees to pay Zond (apart from and in addition to any amounts reimbursed to Zond pursuant to Section 5.3 below) a management fee for each calendar year during the term hereof which is equal to 3% of the Gross Operating Proceeds during such period. Such management fee shall he paid to Zond no later than March I of the succeeding year. Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to the provisions of
Section 8 below, the management fee payable to Zond hereunder for the period ending on the termination date and commencing on the immediately preceding January 1 shall be equal to 3% of the Gross Operating Proceeds and shall be paid no later than 60 days after the termination date.

     5.2  Incentive Management Fee
          ------------------------

          The Partnership agrees to pay to Zond an December 31, 2005, in addition to any amounts payable to Zond under section 5.1 above, an incentive management fee equal to the outstanding balance of the Cash Reserve (as defined in the Confidential Private Placement Memorandum of the Partnership dated September 9, 1985), provided that this Agreement shall not have been earlier terminated.

     5.3  Expense Reimbursements
          ----------------------

          The Partnership acknowledges and agrees that any and all, maintenance costs incurred by Zond in connection with the performance of its maintenance obligations under this Agreement (including but not limited to the cost of any labor, materials, parts and services provided hereunder, other than the cost of labor, materials, parts and services provided in connection with repair of the Turbines pursuant to warranties given to the Partnership by ZCC III under the Windsystem Construction Agreement or by Vestas pursuant to the Wind Power Generating Facility Warranty Agreement, the reimbursement of which Zond shall seek directly from, ZCC III or Vestas, as the case may be), whether provided hereunder by Zond or by any other third party at Zond's direction, shall be for the account and at the expense of the Partnership and the Partnership shall reimburse Zond for same on the last day of each calendar quarter, beginning with the last day of the calendar quarter immediately succeeding the Effective Date hereof in an amount equal to 115% of such maintenance costs.

          The cost of any labor, materials, parts and services provided hereunder by Zond to or by any third party at Zond's direction in respect of the Infrastructural Facilities which are the subject of the Power Transfer Facilities Agreement shall be separately recorded and shall be allocated between the Partnership and Zond Windsystem Partners, Ltd. Series 85-B in the same proportion as the aggregate rated capacity of the Turbines purchased under their respective Windsystem Construction Agreements with ZCC III.

          Zond shall not be obligated to make any advances to or for the account of the Partnership for the cost of any labor, materials, parts or services provided by Zond or at 2ond's direction hereunder, and Zond shall not itself be obligated to incur any liability or obligation for the account of the Partnership without assurance that the necessary funds for the discharge thereof will be provided by the Partnership. Should Zond elect to advance its own funds on behalf of the Partnership for such purposes, all such funds so advanced shall, at Zond's option, bear interest at a rate of ten percent (10%) per annum.

6.   BOOKS AND RECORDS, AUDITS,
     REPORTS AND ACCOUNTINGS
     --------------------------

     6.1  Books and Records
          -----------------

          Zond shall keep or shall cause to be kept full and complete books and records for all income and revenues received with respect to the Turbines and all expenses incurred and disbursements made by Zond pursuant to this Agreement in sufficient detail to permit verification by the Partnership of Zond's compliance with the provisions of this Agreement.

     6.2  Inspections and Audits
          ----------------------

          From time to time the Partnership or the Partnership's authorized representative may, upon reasonable prior notice to Zond and at the Partnership's sole cost and expense, inspect the books and records maintained by Zond with respect to the Turbines and cause an audit thereof to be conducted, including but not limited to, any reports and returns prepared and filed by Zond with any governmental agencies. Any inspection or audit shall take place only during Zond's normal business hours.

     6.3  Reports and Accountings
          -----------------------

          Zond agrees to provide the Partnership with quarterly operating reports and accountings no later than sixty (60) days after the end of each calendar quarter detailing the operating results of the Turbines and providing a statement of income and expenses for such quarter.

7.   INDEMNIFICATION
     ---------------

Zond hereby indemnifies and holds the Partnership free and harmless of and from any and all actions, claims, losses, damages, injuries, liabilities, costs, charges and expenses of any kind or nature (including the reasonable attorneys' fees of the Partnership) directly or indirectly resulting from or attributable to the fault or neglect of Zond or its officers or employees in the performance of Zond's duties under this Agreement; provided however, that no indemnification
                                       ----------------

by Zond hereunder shall extend to the Partnership for any failure to act by Zond in accordance with any written instruction from the Partnership as contemplated in the first sentence of Section 4.2.4 above. The Partnership hereby indemnifies and holds Zond free and harmless against any and all actions, claims, losses, damages, injuries, 1iabilities, costs, charges and expenses of any kind or nature (including the reasonable attorneys' fees of Zond) incurred by Zond (i) in the proper performance of its duties under this Agreement to the extent directly or indirectly resulting from or attributable to the fault or neglect of the Partnership and (ii) on account of any failure to act by Zond in accordance with any written instructions from the Partnership as contemplated in the first sentence of Section 4.2.4 above.

8.   TERMINATION OF AGREEMENT
     ------------------------

     8.1  Termination for Cause
          ---------------------

          The Partnership shall have the right to terminate this Agreement prior to the expiration of its term without the consent of Zond in the event that the Partnership, in good faith and on a reasonable basis, has determined Zond to be guilty of negligence, fraud or willful misconduct in the performance of its duties and responsibilities under this Agreement or to have failed to adequately maintain and operate the Turbines or to adequately maintain the Infrastructural Facilities, as required hereby. Notice of removal, specifying the cause and grounds upon which such cause is based, shall be given to Zond by the Partnership at least thirty (30) days prior to the effective date thereof; provided, however, that such notice need not be given in the case of an immediate and material danger to the Turbines caused by a breach by Zond of its duties hereunder, and this Agreement shall terminate on the effective date stated in the aforementioned notice.

     8.2  Other Events of Termination
          ---------------------------

          This Agreement may be terminated prior to the expiration of its term upon the occurrence of any of the following events:

          8.2.1 Written Agreement. The written agreement of the Partnership and
                -----------------
Zond to terminate this Agreement.

          8.2.2 Destruction of the Turbines.  The complete destruction of all
                ---------------------------
or of substantially all of the Turbines, unless the Partnership elects to rebuild the Turbines and commences construction within one year after the date of destruction.

          8.2.3 Seizure of Property. The subjection of all or substantially all
                -------------------
of the Turbines to any levy, seizure, attachment or sale for or by any creditor or government agency, which subjection is not removed within ninety (90) days after the date of subjection.

          8.2.4 Bankruptcy or Insolvency.  At the option of the other party, (i)
                ------------------------
the petition by a party to this Agreement seeking liquidation of its assets or its reorganization under Chapters 7 or 11, respectively, to the United States Bankruptcy Code; (ii) the appointment of a receiver, trustee or other officer with similar powers to govern the affairs of such party; (iii) the assignment by such party for the benefit of creditors; or (iv) the admission in writing by such party of its general inability to pay its debts as they come due.

          8.2.5 Dissolution of the Partnership. The dissolution of the
                ------------------------------
Partnership.

     8.3  Procedures Upon Termination
          ---------------------------

          Upon the termination of this Agreement as set forth in Section 8.1 or
Section 8.2, the following shall occur:

          8.3.1 Dismissal. Zond shall be relieved of all responsibility for and
                ---------
shall perform no further acts with respect to the Turbines and the Infrastructural Facilities, and shall have no further duties and obligations under this Agreement except as specified in Sections 7, 8.3.2, 8.3.3 and 8.3.4.

          8.3.2 Records. As soon as practicable after termination, Zond shall,
                -------
upon the request of the Partnership, make available to the Partnership at Zond's principal place of business, all documents, books and records of the Partnership in Zond's possession pertaining to the operation of the Turbines and Zond's duties and responsibilities under this Agreement.

          8.3.3 Expenses. The Partnership shall reimburse Zond for all
                --------
unreimbursed expenses referred to in Section 5.3 which are incurred by Zond in the performance of its duties under this Agreement prior to the effective date of termination, shall pay Zond any compensation then due and owing to Zond under this Agreement and shall reimburse Zond for all unreimbursed advances (together with interest accrued as provided herein) made by Zond on behalf of the Partnership prior to the effective date of termination.

          8.3.4 Partnership Funds. Zond shall forthwith remit to the Partnership
                -----------------
the amount, if any, of the Partnership funds held by Zond pursuant to this Agreement.

     8.4  Non-Waiver of Rights
          --------------------

          The termination of this Agreement shall be without prejudice to any other rights or remedies which the Partnership or Zond may have against the other (including, without limitation, under Section 7), and no termination of this Agreement shall constitute a waiver, release or estoppel by either the Partnership or Zond of any right, action or cause of action it may have against the other.

9.   MISCELLANEOUS
     -------------

     9.1  Notices
          -------

          Any notice required or permitted to be given pursuant to this Agreement shall be conclusively deemed to have been received by a party on the day it is personally delivered to such party or, if sent by registered or certified mail, on the third business day after the day on which it is mailed, addressed to such party at the address set forth on the signature page of this Agreement or at such other address as such party may designate by written notice in accordance with this Section.

     9.2  Attorneys' Fees
          ---------------

          If either the Partnership or Zond brings any action or proceeding for the enforcement, protection or establishment of any right or remedy under this Agreement or for the interpretation of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in connection with such action or proceeding, whether or not taxable, as awarded by the trier of fact in such action or proceeding.

     9.3  Waiver
          ------

          No waiver of any right under this Agreement shall be effective for any purpose unless in writing, signed by the party hereto possessing the right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provision of this Agreement.

     9.4  Assignment
          ----------

          (a) Neither party may assign its rights and duties under this Agreement without the prior written consent of the other. Any assignment which is made without such consent shall be null and void. Zond and the Partnership agree that any assignee of any amounts owing under this Agreement shall take subject to the rights of the Partnership against Zond hereunder, including the right of the Partnership to offset claims it may have against such payments to Zond.

          (b) In addition to the requirements of paragraph (a) above, Zond may not delegate its duties hereunder and the Partnership may not appoint an additional or successor agent to Zond with respect to the operation, maintenance or repair of the Turbines or the Infrastructural Facilities without the prior approval of SCE given in accordance with the provisions of Section 4.1.1 of the Power Agreement.

     9.5  Successors and Assigns
          ----------------------

          Subject to the provisions of Section 9.4, all of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable by the successors and permitted assigns of the parties hereto.

     9.6  Further Assurances
          ------------------

          The Partnership and Zond agree to perform all such acts (including without limitation, executing and delivering instruments and documents) as reasonably may be necessary to fully effectuate the intent and each and all of the purposes of this Agreement.

     9.7  Governing Law
          -------------

          The terms and provisions of this Agreement shall be construed in accordance with laws of the State of California.

     9.8  Characterization of Agreement
          -----------------------------

          By appointing Zond as the Partnership's agent with limited duties and responsibilities in connection with the Turbines and the Infrastructural Facilities as set forth in this Agreement, the Partnership and Zond specifically intend that this Agreement shall be interpreted as a management agreement and not as a joint venture, partnership or lease. All questions of interpretation arising under this Agreement shall be resolved consistent with this specific intent.

     9.9  Interpretation
          --------------

          The Partnership and Zond agree that the terms and provisions of this Agreement embody their mutual intent and that such terms and conditions are not to be construed more liberally in favor of, nor more strictly against, the Partnership or Zond.

     9.10 Partial Invalidity
          ------------------

          If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.11 Headings and References
          -----------------------

          The headings contained in this Agreement are for purposes of reference and convenience only and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated, all references to Sections are to Sections in this Agreement.

     9.12 Counterparts
          ------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

     9.13 Entire Agreement
          ----------------

          The provisions of this Agreement constitute the entire understanding and agreement between the Partnership and Zond regarding the management of the Turbines and the Infrastructural Facilities and may not be altered or amended except by an instrument in writing signed by the Partnership and Zond.

     IN WITNESS WHEREOF, the parties have executed this Windsystem Management Agreement as set forth below.

                                       "ZOND"
                                        ----

                                       ZOND SYSTEMS, INC.,
                                       a California corporation



Dated:  September 11, 1985             By  /s/ Craig A. Anderson
                                         ------------------------------------
                                         CRAIG A. ANDERSON
                                         Senior Vice President -
                                         General Counsel

                                       "PARTNERSHIP"
                                        -----------

                                       ZOND WINDSYSTEM PARTNERS, LTD.
                                       SERIES 85-A,
                                       a California Limited
                                         Partnership
                                       112 South Curry Street
                                       Tehachapi, California  93561


                                       by its authorized General
                                         Partner:

                                       Zond Windsystems Management
                                         Corporation III,
                                       a California corporation



Dated:  September 11, 1985             By   /s/ Craig A. Anderson
                                         ------------------------------------
                                         CRAIG A. ANDERSON
                                         Senior Vice President -
                                         General Counsel